UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the pre-funded warrants set forth under the heading “Securities Purchase Agreement” under Item 8.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Underwriting Agreement

On September 20, 2019, we entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), relating to the issuance and sale in a public offering of 25,476,989 shares of our common stock, par value $0.001 per share. The price to the public in the offering is $0.65 per share and the Underwriter has agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $0.611 per share. The net proceeds to us from the offering are expected to be approximately $15.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The closing of the offering is expected to occur on September 24, 2019, subject to customary closing conditions. In addition, we granted the Underwriter a 30-day option to purchase up to 3,821,548 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions. We anticipate using the net proceeds from the offering for working capital and general corporate purposes, which may include capital expenditures and research and development, sales and marketing and general and administrative expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-229045), previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on February 11, 2019, and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached to this report as Exhibit 5.1.

On September 19, 2019, we issued a press release announcing the offering, and on September 20, 2019, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively.

Securities Purchase Agreement

On September 20, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which we agreed to sell to the Purchasers, in a private placement transaction, an aggregate of 5,411,687 pre-funded warrants (the “Warrants”) to purchase up to an aggregate of 5,411,687 shares of our common stock (“Warrant Shares”), at a price of $0.64 per Warrant. Each Warrant will have an exercise price of $0.01 per share and will be immediately exercisable upon issuance.

The exercise price of the Warrants and the Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The closing of the sale and purchase of the Warrants (the “Closing”) is expected to occur on September 24, 2019, subject to customary closing conditions.

The Warrants and the Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We have agreed to file a registration statement to register the resale of the Warrant Shares within 30 days following the date of the Closing and to obtain effectiveness of such registration statement within 90 days following the Closing, subject to certain exceptions. Each Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Warrants or the Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

Cantor Fitzgerald & Co. (the “Placement Agent”) acted as the sole placement agent in connection with the private placement of the Warrants. Pursuant to a Placement Agency Agreement between us and the Placement Agent, we have agreed to pay the Placement Agent a cash fee equal to 6% of the gross proceeds to us from the sale of the Warrants, and to provide reimbursement for certain out-of-pocket expenses. At the Closing, we expect to receive approximately $3.3 million in net proceeds from the sale of the Warrants in the private placement, excluding the $0.01 exercise Price of the Warrants, after deduction the Placement Agent fee but before deduction other expenses.

The foregoing summaries of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Warrants, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 to this report, respectively.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature, including statements regarding our expectations with respect to our public offering of common stock and the concurrent private placement of the Warrants, including the expected closing dates, the anticipated net proceeds to us from the public offering as well as our anticipated use of the net proceeds from the public offering, and the anticipated net proceeds to us from the concurrent private placement of the Warrants, are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to our quarterly report on Form 10-Q for the quarter ended June 30, 2019 as well as our subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2019, by and among HTG Molecular Diagnostics, Inc. and Cantor Fitzgerald & Co.

4.1	Form of Pre-Funded Warrant to Purchase Shares of Common Stock

5.1	Opinion of Cooley LLP

10.1	Securities Purchase Agreement, dated September 20, 2019, by and among HTG Molecular Diagnostics, Inc. and the Purchasers named therein.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 19, 2019, titled “HTG Molecular Diagnostics Announces Proposed Public Offering of Common Stock”

99.2	Press Release, dated September 20, 2019, titled “HTG Molecular Diagnostics Announces Pricing of $20.0 Million Aggregate Financing, Consisting of $16.6 Million Public Offering of Common Stock and $3.5 Million Concurrent Private Placement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2019	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer